Exhibit (i)(2)
                                Hale and Dorr LLP
                               Counsellors at Law

                  60 State Street, Boston, Massachusetts 02109
                         617-526-6000 o fax 617-526-5000






                                                   April 26, 1999



Securities and Exchange Commission
450 Fifth Street
Washington, D.C.  20549

         Re:      Post-Effective Amendment No. 8 to the Registration
                  Statement of The Wright Managed Blue Chip Series Trust (Trust) File Nos. 33-61314; 811-7654 (PEA no. 8)

Gentlemen:

     Hale and Dorr LLP hereby consents to the incorporation by reference into PEA no. 8 of its opinion, dated April 7, 1998, filed with the Securities and Exchange Commission on April 29, 1998, as exhibit No. 10 to post-effective amendment no. 5.

         The consent may not be used for any purpose other than as set forth above without our further consent.


                                                Very truly yours,

                                                /s/Hale and Dorr LLP

                                                 Hale and Dorr LLP